Exhibit 99.1
PepsiCo Reports Fourth Quarter and Full-Year 2024 Results; Provides 2025 Financial Outlook; Announces Annual Dividend Increase
Reported (GAAP) Fourth Quarter and Full-Year 2024 Results

	Fourth Quarter	Full-Year
Net revenue performance	(0.2)%	0.4%
Foreign exchange impact on net revenue	(2)%	(1.5)%
Earnings per share (EPS)	$1.11	$6.95
EPS change	17%	6%
Foreign exchange impact on EPS	(4)%	(2)%
Organic/Core (non-GAAP)1 Fourth Quarter and Full-Year 2024 Results

	Fourth Quarter	Full-Year
Organic revenue performance	2.1%	2.0%
Core EPS	$1.96	$8.16
Core constant currency EPS change	14%	9%
PURCHASE, N.Y. - February 4, 2025 - PepsiCo, Inc. (NASDAQ: PEP) today reported results for the fourth quarter and full-year 2024.
“Our businesses remained resilient in 2024, despite subdued category performance trends in North America, the continued impacts related to a recall in our Quaker Foods North America division and business disruptions due to geopolitical tensions in certain international markets. Our enhanced multiyear productivity initiatives enabled us to invest in our businesses, and deliver improvements in our gross margin, operating margin expansion and EPS in 2024,” said Chairman and CEO Ramon Laguarta.
Laguarta continued, “Looking ahead to 2025, we will continue to build upon the successful expansion of our international business, while also taking actions to improve performance in North America. Our multiyear productivity initiatives will help fund disciplined commercial investments and aid our profitability. Therefore, we expect to deliver low-single-digit organic revenue growth and mid-single-digit core constant currency EPS growth in 2025. We also announced a 5 percent increase in our annualized dividend per share beginning with the June 2025 payment, representing our 53rd consecutive annual increase.”
1 Please refer to the Glossary for the definitions of non-GAAP financial measures including “Organic revenue performance,” “Core” and “Constant currency,” and to “Guidance and Outlook” for additional information regarding PepsiCo’s full-year 2025 financial outlook. PepsiCo provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange and commodity mark-to-market net impacts. Please refer to PepsiCo’s Annual Report on Form 10-K for the year ended December 28, 2024 (2024 Form 10-K) filed with the Securities and Exchange Commission (SEC) for additional information regarding PepsiCo’s financial results.

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Summary Fourth-Quarter 2024 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
Frito-Lay North America	(2)	—	—	(2)	(3)
Quaker Foods North America	(2)	—	—	(2)	(6)
PepsiCo Beverages North America	—	—	—	—		(3)
Latin America	(7)	11	—	4	—	(1)
Europe	6	1	—	7	1	3
Africa, Middle East and South Asia	5	9	—	14	5	2
Asia Pacific, Australia and New Zealand and China Region	2	(1)	—	1	4	5.5
Total	—	2	—	2	1	1

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	(11)	5	—	(5)
Quaker Foods North America	323	(316)	—	7
PepsiCo Beverages North America	(127)	111	—	(15)
Latin America	(25)	32	14	21
Europe	n/m	n/m	1	41
Africa, Middle East and South Asia	38	2	16	57
Asia Pacific, Australia and New Zealand and China Region	284	(265)	(5)	14
Corporate unallocated expenses	(28)	11	—	(16)
Total	34	(25)	4	13

EPS	17	(8)	4	14
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume on net revenue performance disclosed in the Organic Revenue Performance Rates tables on page A-8, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between bottler case sales (BCS) and concentrate shipments and equivalents (CSE). We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.

n/m - Not meaningful due to the impact of impairment and other charges, resulting in an operating loss in 2023.
Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue performance,” “Core” and “Constant currency.”

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Discussion of Fourth-Quarter 2024 Reported Division Results:
In addition to the reported net revenue performance as set out in the tables on pages 2 and A-8, reported operating results were driven by the following:
Frito-Lay North America
Operating profit decreased 11%, primarily reflecting certain operating cost increases, including strategic initiatives, a decrease in organic volume and a 5-percentage-point impact of higher restructuring charges. These impacts were partially offset by productivity savings, a 7-percentage-point impact of a gain on remeasurement of our previously held 50% equity ownership in Sabra Dipping Company, LLC, a 4-percentage-point impact from gains associated with the sale of assets and a 2-percentage-point impact of lower commodity costs, primarily driven by cooking oil.
Quaker Foods North America
Operating profit increased 323%, primarily reflecting the favorable impact of prior-year charges associated with a previously announced voluntary recall of certain bars and cereals in our Quaker Foods North America division (Quaker Recall), a 43-percentage-point impact of an insurance recovery related to the Quaker Recall, productivity savings and lower advertising and marketing expenses, partially offset by certain operating cost increases, a 26-percentage-point impact of impairment charges associated with a nutrition bar brand, a 17-percentage-point impact of higher restructuring charges and a decrease in organic volume.
PepsiCo Beverages North America
Operating profit decreased 127%, reflecting a 93-percentage-point impact of higher impairment and other charges associated with our Tropicana Brands Group (TBG) investment and receivables related to the sale of Tropicana, Naked and other select juice brands (Juice Transaction), certain operating cost increases, a 19-percentage-point impact of higher restructuring charges, a decline in organic volume and higher advertising and marketing expenses. These impacts were partially offset by productivity savings and effective net pricing.
Latin America
Operating profit decreased 25%, primarily reflecting a 31-percentage-point unfavorable impact of an indirect tax reserve, certain operating cost increases, a 14-percentage-point impact of unfavorable foreign exchange translation and a net organic volume decline, partially offset by effective net pricing and productivity savings.
Europe
Operating profit improvement primarily reflects a favorable impact of prior-year impairment charges of $862 million related to the SodaStream business, net revenue growth and productivity savings. These impacts were partially offset by a $135 million impairment and other charges associated with our TBG investment and Juice Transaction-related receivables, certain operating cost increases, a 13-percentage-point impact of higher commodity costs, primarily dairy and potatoes, and higher advertising and marketing expenses.
Africa, Middle East and South Asia
Operating profit increased 38%, primarily reflecting net revenue growth and productivity savings. These impacts were partially offset by a 60-percentage-point impact of higher commodity costs, primarily grains, packaging materials and cooking oil, largely driven by transaction-related foreign exchange, certain operating cost increases and a 16-percentage-point impact of unfavorable foreign exchange translation, driven primarily by the weakening of the Egyptian pound.
Asia Pacific, Australia and New Zealand and China Region
Operating profit increased 284%, primarily reflecting a 294-percentage-point favorable impact of impairment charges related to the Be & Cheery brand in the prior year, productivity savings, organic

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volume growth, a 19-percentage-point impact of lower commodity costs, primarily packaging materials and potatoes, and a 5-percentage-point impact of favorable foreign exchange translation. These impacts were partially offset by unfavorable net pricing, certain operating cost increases, a 21-percentage-point impact of our share of an impairment charge recognized by an equity method investment, an 8-percentage-point impact of higher restructuring charges and higher advertising and marketing expenses.

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Summary Full-Year 2024 Performance

	Revenue				Volume(a)
	GAAP Reported % Change	Percentage Point Impact		Organic % Change	% Change
		Foreign Exchange Translation	Acquisitions and Divestitures		Convenient Foods	Beverages
Frito-Lay North America	(1)	—	—	(0.5)	(2.5)
Quaker Foods North America (b)	(14)	—	—	(14)	(14)
PepsiCo Beverages North America	0.5	—	—	1		(3)
Latin America	0.5	3	—	4	(2)	—
Europe	5	2	—	7	2	2
Africa, Middle East and South Asia	1	9	—	10	2	1
Asia Pacific, Australia and New Zealand and China Region	1	2	—	3	4	1
Total	—	1.5	—	2	(1)	—

	Operating Profit and EPS
	GAAP Reported % Change	Percentage Point Impact		Core Constant Currency % Change
		Items Affecting Comparability	Foreign Exchange Translation
Frito-Lay North America	(7)	2	—	(5)
Quaker Foods North America	(38)	19	—	(19)
PepsiCo Beverages North America	(11)	16	—	5
Latin America	—	10	3	13
Europe	163	(139)	3	27
Africa, Middle East and South Asia	(1)	1	8	9
Asia Pacific, Australia and New Zealand and China Region	14	(8)	3	8
Corporate unallocated expenses	(20)	2	—	(18)
Total	8	(2)	2	8

EPS	6	1	2	9
(a)Excludes the impact of acquisitions and divestitures. In certain instances, the volume change shown here differs from the impact of organic volume on net revenue performance disclosed in the Organic Revenue Performance Rates tables on page A-8, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
(b)Net revenue decline was impacted by the Quaker Recall.
Note: Amounts may not sum due to rounding.
Organic revenue and core constant currency results are non-GAAP financial measures. Please refer to the reconciliation of GAAP and non-GAAP information in the attached exhibits and to the Glossary for definitions of “Organic revenue performance,” “Core” and “Constant currency.”

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Discussion of Full-Year 2024 Reported Division Results:
In addition to the reported net revenue performance as set out in the tables on pages 5 and A-8, reported operating results were driven by the following:
Frito-Lay North America
Operating profit decreased 7%, primarily reflecting certain operating cost increases, including strategic initiatives, and the decrease in organic volume. These impacts were partially offset by productivity savings and the effective net pricing.
Quaker Foods North America
Operating profit decreased 38%, primarily reflecting the decrease in organic volume, certain operating cost increases and a 14-percentage-point impact of charges associated with the Quaker Recall, partially offset by productivity savings, a 12-percentage-point favorable impact of an insurance recovery related to the Quaker Recall, lower advertising and marketing expenses and effective net pricing.
PepsiCo Beverages North America
Operating profit decreased 11%, primarily driven by certain operating cost increases, the decline in organic volume, a 9-percentage-point impact of higher impairment and other charges associated with our TBG investment and Juice Transaction-related receivables, a 7-percentage-point impact of higher restructuring charges and higher advertising and marketing expenses. These impacts were partially offset by the effective net pricing and productivity savings.
Latin America
Operating profit decreased slightly, primarily reflecting certain operating cost increases, a 10-percentage-point unfavorable impact of an indirect tax reserve, the net organic volume decline, higher advertising and marketing expenses and a 3-percentage-point impact of unfavorable foreign exchange translation, partially offset by the effective net pricing, productivity savings and a 5-percentage-point impact of lower commodity costs.
Europe
Operating profit increased 163%, primarily reflecting a 148-percentage-point favorable impact of the prior-year impairment charges related to the SodaStream business, the net revenue growth, productivity savings and a 17-percentage-point favorable impact of lower restructuring charges. These impacts were partially offset by certain operating cost increases, a 23-percentage-point impact of impairment and other charges associated with our TBG investment and Juice Transaction-related receivables, an 8-percentage-point impact of higher commodity costs and higher advertising and marketing costs.
Africa, Middle East and South Asia
Operating profit decreased 1%, primarily reflecting certain operating cost increases, a 33-percentage-point impact of higher commodity costs, primarily packaging materials, potatoes and other ingredients, largely driven by transaction-related foreign exchange and an 8-percentage-point impact of unfavorable foreign exchange translation. These impacts were partially offset by the net revenue growth and productivity savings.
Asia Pacific, Australia and New Zealand and China Region
Operating profit increased 14%, primarily reflecting productivity savings, the organic volume growth, a 9-percentage-point favorable impact of impairment charges related to the Be & Cheery brand in the prior year and a 5-percentage-point impact of lower commodity costs. These impacts were partially offset by certain operating cost increases and the unfavorable net pricing.

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Guidance and Outlook
The Company provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results, including the impact of foreign exchange translation and commodity mark-to-market net impacts.
For 2025, the Company expects:
•A low-single-digit increase in organic revenue; and
•A mid-single-digit increase in core constant currency EPS.
In addition, the Company expects:
•A core annual effective tax rate of approximately 20 percent; and
•Total cash returns to shareholders of approximately $8.6 billion, comprised of dividends of $7.6 billion and share repurchases of $1.0 billion.
The Company also expects a foreign exchange translation headwind of approximately 3-percentage-points to negatively impact reported net revenue and core EPS growth, based on current market consensus rates.
This assumption and the guidance above imply a low-single-digit increase to core EPS in 2025 compared to 2024 core EPS of $8.16.
Dividend Increase
The Company today announced a 5 percent increase in its annualized dividend to $5.69 per share from $5.42 per share, effective with the dividend expected to be paid in June 2025. This represents the Company’s 53rd consecutive annual dividend per share increase.
Prepared Management Remarks and Live Question and Answer Webcast
At approximately 6:30 a.m. (Eastern time) on February 4, 2025, the Company will post prepared management remarks (in pdf format) regarding its fourth quarter and full-year 2024 results, including its outlook for 2025, at www.pepsico.com/investors. At 8:15 a.m. (Eastern time) on February 4, 2025, the Company will host a live question and answer session with investors and financial analysts. Further details will be accessible on the Company’s website at www.pepsico.com/investors.

Contacts:	Investor Relations	Communications
	investor@pepsico.com	pepsicomediarelations@pepsico.com

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PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Income
(in millions except per share amounts)

	(Unaudited)
	Quarter Ended		Year Ended
	12/28/2024	12/30/2023	12/28/2024	12/30/2023
Net Revenue	$27,784	$27,850	$91,854	$91,471
Cost of sales	13,181	13,097	41,744	41,881
Gross profit	14,603	14,753	50,110	49,590
Selling, general and administrative expenses	12,344	12,149	37,190	36,677
Impairment of intangible assets (a)	9	921	33	927
Operating Profit	2,250	1,683	12,887	11,986
Other pension and retiree medical benefits (expense)/income	(177)	67	(22)	250
Net interest expense and other	(264)	(217)	(919)	(819)
Income before income taxes	1,809	1,533	11,946	11,417
Provision for income taxes	275	209	2,320	2,262
Net income	1,534	1,324	9,626	9,155
Less: Net income attributable to noncontrolling interests	11	22	48	81
Net Income Attributable to PepsiCo	$1,523	$1,302	$9,578	$9,074

Diluted
Net income attributable to PepsiCo per common share	$1.11	$0.94	$6.95	$6.56
Weighted-average common shares outstanding	1,377	1,381	1,378	1,383
(a)In the quarter and year ended December 30, 2023, we recorded pre-tax impairment charges as a result of our quantitative assessments of certain of our indefinite-lived intangible assets, primarily related to the SodaStream brand and goodwill.

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions)

	(Unaudited)
	Quarter Ended		Year Ended
	12/28/2024	12/30/2023	12/28/2024	12/30/2023
Net Revenue
Frito-Lay North America	$7,317	$7,473	$24,755	$24,914
Quaker Foods North America	874	893	2,676	3,101
PepsiCo Beverages North America	7,909	7,912	27,769	27,626
Latin America	3,691	3,966	11,718	11,654
Europe	4,477	4,216	13,874	13,234
Africa, Middle East and South Asia	2,033	1,937	6,217	6,139
Asia Pacific, Australia and New Zealand and China Region	1,483	1,453	4,845	4,803
Total	$27,784	$27,850	$91,854	$91,471

Operating Profit/(Loss)
Frito-Lay North America	$1,647	$1,840	$6,316	$6,755
Quaker Foods North America	170	40	303	492
PepsiCo Beverages North America	(109)	408	2,302	2,584
Latin America	528	703	2,245	2,252
Europe	469	(439)	2,019	767
Africa, Middle East and South Asia	208	151	798	807
Asia Pacific, Australia and New Zealand and China Region	93	24	811	713
Corporate unallocated expenses	(756)	(1,044)	(1,907)	(2,384)
Total	$2,250	$1,683	$12,887	$11,986

PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Cash Flows
(in millions)

	Year Ended
	12/28/2024	12/30/2023
Operating Activities
Net income	$9,626	$9,155
Depreciation and amortization	3,160	2,948
Impairment and other charges	714	1,230
Indirect tax impact	218	—
Product recall-related impact	187	136
Cash payments for product recall-related impact	(148)	—
Operating lease right-of-use asset amortization	655	570
Share-based compensation expense	362	380
Restructuring and impairment charges	727	445
Cash payments for restructuring charges	(436)	(434)
Pension and retiree medical plan expense	414	150
Pension and retiree medical plan contributions	(348)	(410)
Deferred income taxes and other tax charges and credits	(42)	(271)
Tax payments related to the Tax Cuts and Jobs Act	(579)	(309)
Change in assets and liabilities:
Accounts and notes receivable	(138)	(793)
Inventories	(314)	(261)
Prepaid expenses and other current assets	40	(13)
Accounts payable and other current liabilities	(1,161)	420
Income taxes payable	(123)	310
Other, net	(307)	189
Net Cash Provided by Operating Activities	12,507	13,442

Investing Activities
Capital spending	(5,318)	(5,518)
Sales of property, plant and equipment	342	198
Acquisitions, net of cash acquired, investments in noncontrolled affiliates and purchases of intangible and other assets	(256)	(314)
Other divestitures, sales of investments in noncontrolled affiliates and other assets	166	75
Short-term investments, by original maturity:
More than three months - purchases	(425)	(555)
More than three months - maturities	—	556
More than three months - sales	—	12
Three months or less, net	5	3
Other investing, net	14	48
Net Cash Used for Investing Activities	(5,472)	(5,495)

(Continued on following page)

PepsiCo, Inc. and Subsidiaries
Consolidated Statement of Cash Flows (continued)
(in millions)

	Year Ended
	12/28/2024	12/30/2023
Financing Activities
Proceeds from issuances of long-term debt	4,042	5,482
Payments of long-term debt	(3,886)	(3,005)
Short-term borrowings, by original maturity:
More than three months - proceeds	5,786	5,428
More than three months - payments	(5,639)	(3,106)
Three months or less, net	392	(29)
Cash dividends paid	(7,229)	(6,682)
Share repurchases	(1,000)	(1,000)
Proceeds from exercises of stock options	166	116
Withholding tax payments on restricted stock units and performance stock units converted	(135)	(140)
Other financing	(53)	(73)
Net Cash Used for Financing Activities	(7,556)	(3,009)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(687)	(277)
Net (Decrease)/Increase in Cash and Cash Equivalents and Restricted Cash	(1,208)	4,661
Cash and Cash Equivalents and Restricted Cash, Beginning of Year	9,761	5,100
Cash and Cash Equivalents and Restricted Cash, End of Year	$8,553	$9,761

PepsiCo, Inc. and Subsidiaries
Consolidated Balance Sheet
(in millions except per share amounts)

	12/28/2024	12/30/2023
ASSETS
Current Assets
Cash and cash equivalents	$8,505	$9,711
Short-term investments	761	292
Accounts and notes receivable, net	10,333	10,815
Inventories:
Raw materials and packaging	2,440	2,388
Work-in-process	104	104
Finished goods	2,762	2,842
	5,306	5,334
Prepaid expenses and other current assets	921	798
Total Current Assets	25,826	26,950
Property, Plant and Equipment, net	28,008	27,039
Amortizable Intangible Assets, net	1,102	1,199
Goodwill	17,534	17,728
Other Indefinite-Lived Intangible Assets	13,699	13,730
Investments in Noncontrolled Affiliates	1,985	2,714
Deferred Income Taxes	4,362	4,474
Other Assets	6,951	6,661
Total Assets	$99,467	$100,495

LIABILITIES AND EQUITY
Current Liabilities
Short-term debt obligations	$7,082	$6,510
Accounts payable and other current liabilities	24,454	25,137
Total Current Liabilities	31,536	31,647
Long-Term Debt Obligations	37,224	37,595
Deferred Income Taxes	3,484	3,895
Other Liabilities	9,052	8,721
Total Liabilities	81,296	81,858
Commitments and contingencies
PepsiCo Common Shareholders’ Equity
Common stock, par value 1 2/3¢ per share (authorized 3,600 shares; issued, net of repurchased common stock at par value: 1,372 and 1,374 shares, respectively)	23	23
Capital in excess of par value	4,385	4,261
Retained earnings	72,266	70,035
Accumulated other comprehensive loss	(17,612)	(15,534)
Repurchased common stock, in excess of par value (495 and 493 shares, respectively)	(41,021)	(40,282)
Total PepsiCo Common Shareholders’ Equity	18,041	18,503
Noncontrolling interests	130	134
Total Equity	18,171	18,637
Total Liabilities and Equity	$99,467	$100,495

Non-GAAP Measures
In discussing financial results and guidance, the Company refers to the following measures which are not in accordance with U.S. Generally Accepted Accounting Principles (GAAP): organic revenue performance, core results and core constant currency results. We use non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures provides additional information to facilitate comparison of our historical operating results and trends in our underlying operating results and provides additional transparency on how we evaluate our business. We also believe presenting these measures allows investors to view our performance using the same measures that we use in evaluating our financial and business performance and trends.
We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Examples of items for which we may make adjustments include: amounts related to mark-to-market gains or losses (non-cash); charges related to restructuring plans; charges associated with acquisitions and divestitures; gains associated with divestitures; asset impairment charges (non-cash); product recall-related impact; pension and retiree medical-related amounts, including all settlement and curtailment gains and losses; charges or adjustments related to the enactment of new laws, rules or regulations, such as tax law changes; amounts related to the resolution of tax positions; tax benefits related to reorganizations of our operations; debt redemptions, cash tender or exchange offers; and remeasurements of net monetary assets. See below for a description of adjustments to our GAAP financial measures included herein.
Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, our non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.
Glossary
We use the following definitions when referring to our non-GAAP financial measures, which may not be the same as or comparable to similar measures presented by other companies:
Acquisitions and divestitures: mergers and acquisition activity, as well as divestitures and other structural changes, including changes in ownership or control in consolidated subsidiaries and nonconsolidated equity investees.
Bottler case sales (BCS): Measure of physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our independent bottlers.
Concentrate shipments and equivalents (CSE): Measure of our physical beverage volume shipments to independent bottlers.
Constant currency: Financial results assuming constant foreign currency exchange rates used for translation based on the rates in effect for the comparable prior-year period. In order to compute our constant currency results, we multiply or divide, as appropriate, our current-year U.S. dollar results by the current-year average foreign exchange rates and then multiply or divide, as appropriate, those amounts by the prior-year average foreign exchange rates.
Core: Core results are non-GAAP financial measures which exclude certain items from our financial results. For further information regarding these excluded items, refer to “Items Affecting Comparability” in “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Form 10-K. For the periods presented, core results exclude the following items:
Mark-to-market net impact
Mark-to-market net gains and losses on commodity derivatives in corporate unallocated expenses. These gains and losses are subsequently reflected in division results when the divisions recognize the cost of the underlying commodity in operating profit.
Restructuring and impairment charges
Expenses related to the multi-year productivity plan publicly announced in 2019 (2019 Productivity Plan), which was expanded and extended through the end of 2030 to take advantage of additional opportunities within the initiatives of the plan.
Acquisition and divestiture-related charges
Acquisition and divestiture-related charges primarily include transaction expenses, such as consulting, advisory and other professional fees, and merger and integration charges. Merger and integration charges include employee-related costs, contract termination costs, closing costs and other integration costs.

Impairment and other charges/credits
We recognized Russia-Ukraine conflict charges, brand portfolio impairment charges and other impairment charges as described below.
Russia-Ukraine conflict charges
In connection with the ongoing conflict in Ukraine, we recognized charges related to indefinite-lived intangible assets and property, plant and equipment impairment, allowance for expected credit losses, inventory write-downs and other costs in 2022. We also recognized adjustments to these charges in 2023.
Brand portfolio impairment charges
We recognized intangible asset, investment and property, plant and equipment impairments and other charges as a result of management’s decision to reposition or discontinue the sale/distribution of certain brands and to sell an investment. We also recognized adjustments to these charges in 2023.
Other impairment charges
We recognized impairment charges taken as a result of our quantitative assessments of certain of our indefinite-lived intangible assets and related to our investment in TBG. In addition, we recorded allowance for expected credit losses related to outstanding receivables from TBG associated with the Juice Transaction.
Product recall-related impact
We recognized product returns, inventory write-offs and customer and consumer-related costs in our Quaker Foods North America division associated with a voluntary recall of certain bars and cereals.
Indirect tax impact
We recognized additional expenses related to an indirect tax reserve in our Latin America division..
Pension and retiree medical-related impact
Pension and retiree medical-related impact includes settlement charges due to lump sum distributions to retired or terminated employees and the purchase of a group annuity contract whereby a third-party insurance company assumed the obligation to pay and administer future benefit payments for certain retirees. The settlement charge was triggered when the aggregate of the cumulative lump sum distributions and the annuity contract premium exceeded the total annual service and interest costs. Pension and retiree medical-related impact also includes curtailment losses due to restructuring actions as part of our 2019 Productivity Plan.
Effective net pricing: Reflects the year-over-year impact of discrete pricing actions, sales incentive activities and mix resulting from selling varying products in different package sizes and in different countries.
Organic revenue performance: A measure that adjusts for the impacts of foreign exchange translation, acquisitions and divestitures, and every five or six years, the impact of an additional week of results. We believe organic revenue performance provides useful information in evaluating the results of our business because it excludes items that we believe are not indicative of ongoing performance or that we believe impact comparability with the prior year.
2025 guidance
Our 2025 organic revenue growth guidance excludes the impact of acquisitions, divestitures and other structural changes and foreign exchange translation. Our 2025 core effective tax rate guidance and our 2025 core constant currency EPS growth guidance exclude the mark-to-market net impact included in corporate unallocated expenses, restructuring and impairment charges and other items noted above. Our 2025 core constant currency EPS growth guidance also excludes the impact of foreign exchange translation. We are unable to reconcile our full year projected 2025 organic revenue growth to our full year projected 2025 reported net revenue growth because we are unable to predict the 2025 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates and because we are unable to predict the occurrence or impact of any acquisitions, divestitures or other structural changes. We are also not able to reconcile our full year projected 2025 core effective tax rate to our full year projected 2025 reported effective tax rate and our full year projected 2025 core constant currency EPS growth to our full year projected 2025 reported EPS growth because we are unable to predict the 2025 impact of foreign exchange or the mark-to-market net impact on commodity derivatives due to the unpredictability of future changes in foreign exchange rates and commodity prices. Therefore, we are unable to provide a reconciliation of these measures.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information
Organic Revenue Performance Rates
Quarter and Year Ended December 28, 2024
(unaudited)

	Quarter Ended 12/28/2024
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(a)	Organic volume(b)	Effective net pricing
Frito-Lay North America	(2)%	—	—	(2)%	(3)	1
Quaker Foods North America	(2)%	—	—	(2)%	(6)	4
PepsiCo Beverages North America	—%	—	—	—%	(3)	3
Latin America	(7)%	11	—	4%	—	3.5
Europe	6%	1	—	7%	2	5.5
Africa, Middle East and South Asia	5%	9	—	14%	3	11
Asia Pacific, Australia and New Zealand and China Region	2%	(1)	—	1%	5	(4)
Total	—%	2	—	2%	(1)	3

	Year Ended 12/28/2024
		Impact of			Impact of
Net Revenue Year over Year % Change	Reported % Change, GAAP Measure	Foreign exchange translation	Acquisitions and divestitures	Organic % Change, Non-GAAP Measure(a)	Organic volume(b)	Effective net pricing
Frito-Lay North America	(1)%	—	—	(0.5)%	(2.5)	2
Quaker Foods North America (c)	(14)%	—	—	(14)%	(14)	0.5
PepsiCo Beverages North America	0.5%	—	—	1%	(3.5)	4
Latin America	0.5%	3	—	4%	(2)	5
Europe	5%	2	—	7%	2	6
Africa, Middle East and South Asia	1%	9	—	10%	1	9
Asia Pacific, Australia and New Zealand and China Region	1%	2	—	3%	4	(1)
Total	—%	1.5	—	2%	(2)	4
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
(b)Excludes the impact of acquisitions and divestitures. In certain instances, the impact of organic volume on net revenue performance differs from the unit volume disclosed in the Summary Fourth-Quarter 2024 Performance and Summary Full-Year 2024 Performance tables on pages 2 and 5, respectively, due to the impacts of product mix, nonconsolidated joint venture volume, and, for our franchise-owned beverage businesses, temporary timing differences between BCS and CSE. We report net revenue from our franchise-owned beverage businesses based on CSE. The volume sold by our nonconsolidated joint ventures has no direct impact on our net revenue.
(c)Net revenue decline was impacted by the Quaker Recall.

Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Year over Year Performance Rates
Quarter and Year Ended December 28, 2024 (unaudited)

	Quarter Ended 12/28/2024
		Impact of Items Affecting Comparability								Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges	Product recall-related impact	Indirect tax impact	Pension and retiree medical-related impact	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	(11)%	—	5	0.5	—	—	—	—	(5)%	—	(5)%
Quaker Foods North America	323%	—	17	—	26	(360)	—	—	7%	—	7%
PepsiCo Beverages North America	(127)%	—	19	(1)	93	—	—	—	(16)%	—	(15)%
Latin America	(25)%	—	1	—	—	—	31	—	7%	14	21%
Europe	n/m	—	n/m	—	n/m	—	—	—	40%	1	41%
Africa, Middle East and South Asia	38%	—	1	2	—	—	—	—	41%	16	57%
Asia Pacific, Australia and New Zealand and China Region	284%	—	8	—	(273)	—	—	—	19%	(5)	14%
Corporate unallocated expenses	(28)%	7	3	1	—	—	—	—	(16)%	—	(16)%
Total Operating Profit	34%	(8)	12	(0.5)	(36)	(11)	19	—	9%	4	13%
Net Income Attributable to PepsiCo	17%	59	(99)	(5.5)	298	86	(185)	(161)	9%	4	13%
Net Income Attributable to PepsiCo per common share – diluted	17%	43	(73)	(4)	218	63	(136)	(119)	10%	4	14%

	Year Ended 12/28/2024
		Impact of Items Affecting Comparability								Impact of
Year over Year % Change	Reported % Change, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges/credits	Product recall-related impact	Indirect tax impact	Pension and retiree medical-related impact	Core % Change, Non-GAAP Measure(a)	Foreign exchange translation	Core Constant Currency % Change, Non-GAAP Measure(a)
Frito-Lay North America	(7)%	—	2	—	—	—	—	—	(5)%	—	(5)%
Quaker Foods North America	(38)%	—	3	—	3	14	—	—	(19)%	—	(19)%
PepsiCo Beverages North America	(11)%	—	7	—	9	—	—	—	5%	—	5%
Latin America	—%	—	1	—	—	—	10	—	10%	3	13%
Europe	163%	—	(17)	—	(122)	—	—	—	24%	3	27%
Africa, Middle East and South Asia	(1)%	—	—	0.5	1	—	—	—	—%	8	9%
Asia Pacific, Australia and New Zealand and China Region	14%	—	—	—	(8)	—	—	—	6%	3	8%
Corporate unallocated expenses	(20)%	2	—	1	—	—	—	—	(18)%	—	(18)%
Total Operating Profit	8%	(1)	5	—	(10)	1	4	—	6%	2	8%
Net Income Attributable to PepsiCo	5.5%	—	1	—	(2)	—	1	1	7%	2	8%
Net Income Attributable to PepsiCo per common share – diluted	6%	—	1	—	(2)	—	1	1	7%	2	9%
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
n/m - Not meaningful due to the impact of impairment and other charges, resulting in an operating loss in 2023.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
Quarters Ended December 28, 2024 and December 30, 2023
(in millions except per share amounts, unaudited)

	Quarter Ended 12/28/2024
	Cost of sales	Gross profit	Selling, general and administrative expenses	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits (expense)/income	(Benefit from)/Provision for income taxes(a)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP Measure	$13,181	$14,603	$12,344	$9	$2,250	$(177)	$275	$11	$1,523	$1.11	15.2%
Items Affecting Comparability
Mark-to-market net impact	13	(13)	20	—	(33)	—	(8)	—	(25)	(0.02)	(0.1)
Restructuring and impairment charges	(117)	117	(188)	—	305	7	74	(1)	239	0.17	1.0
Acquisition and divestiture-related charges (c)	—	—	(15)	—	15	—	2	—	13	0.01	—
Impairment and other charges	—	—	(695)	(9)	704	—	182	—	522	0.38	3.2
Product recall-related impact	(2)	2	(1)	—	3	—	1	—	2	—	—
Indirect tax impact	(218)	218	—	—	218	—	—	—	218	0.16	(2.1)
Pension and retiree medical-related impact	—	—	—	—	—	259	58	—	201	0.15	0.7
Core, Non-GAAP Measure (c)	$12,857	$14,927	$11,465	$—	$3,462	$89	$584	$10	$2,693	$1.96	17.8%

	Quarter Ended 12/30/2023
	Cost of sales	Gross profit	Selling, general and administrative expenses	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP Measure	$13,097	$14,753	$12,149	$921	$1,683	$67	$209	$1,302	$0.94	13.6%
Items Affecting Comparability
Mark-to-market net impact	(6)	6	(53)	—	59	—	15	44	0.03	0.2
Restructuring and impairment charges	(3)	3	(155)	—	158	—	36	122	0.09	0.6
Acquisition and divestiture-related charges	—	—	(21)	—	21	—	14	7	—	0.7
Impairment and other charges	—	—	(207)	(921)	1,128	—	255	873	0.63	3.0
Product recall-related impact	(136)	136	—	—	136	—	32	104	0.07	0.5
Pension and retiree medical-related impact	—	—	—	—	—	14	3	11	0.01	—
Core, Non-GAAP Measure (c)	$12,952	$14,898	$11,713	$—	$3,185	$81	$564	$2,463	$1.78	18.5%
(a)(Benefit from)/provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.
(c)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Certain Line Items
Years Ended December 28, 2024 and December 30, 2023
(in millions except per share amounts, unaudited)

	Year Ended 12/28/2024
	Cost of sales	Gross profit	Selling, general and administrative expenses	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits (expense)/ income	(Benefit from)/Provision for income taxes(a)	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP Measure	$41,744	$50,110	$37,190	$33	$12,887	$(22)	$2,320	$9,578	$6.95	19.4%
Items Affecting Comparability
Mark-to-market net impact	26	(26)	(1)	—	(25)	—	(6)	(19)	(0.01)	—
Restructuring and impairment charges	(133)	133	(551)	(14)	698	29	164	563	0.41	0.2
Acquisition and divestiture-related (c)	—	—	(22)	—	22	—	4	18	0.01	—
Impairment and other charges	—	—	(695)	(19)	714	—	184	530	0.38	0.4
Product recall-related impact	(176)	176	(8)	—	184	3	44	143	0.10	0.1
Indirect tax impact	(218)	218	—	—	218	—	—	218	0.16	(0.4)
Pension and retiree medical-related impact	—	—	—	—	—	276	61	215	0.16	0.1
Core, Non-GAAP Measure (c)	$41,243	$50,611	$35,913	$—	$14,698	$286	$2,771	$11,246	$8.16	19.7%

	Year Ended 12/30/2023
	Cost of sales	Gross profit	Selling, general and administrative expenses	Impairment of intangible assets	Operating profit	Other pension and retiree medical benefits income	Provision for income taxes(a)	Net income attributable to noncontrolling interests	Net income attributable to PepsiCo	Net income attributable to PepsiCo per common share - diluted	Effective tax rate(b)
Reported, GAAP Measure	$41,881	$49,590	$36,677	$927	$11,986	$250	$2,262	$81	$9,074	$6.56	19.8%
Items Affecting Comparability
Mark-to-market net impact	(3)	3	(33)	—	36	—	9	—	27	0.02	—
Restructuring and impairment charges	(13)	13	(433)	—	446	(1)	96	1	348	0.25	0.1
Acquisition and divestiture-related charges	—	—	(41)	—	41	—	18	—	23	0.02	0.1
Impairment and other charges/credits	5	(5)	(308)	(927)	1,230	—	284	—	946	0.68	0.3
Product recall-related impact	(136)	136	—	—	136	—	32	—	104	0.07	—
Pension and retiree medical-related impact	—	—	—	—	—	14	3	—	11	0.01	—
Core, Non-GAAP Measure (c)	$41,734	$49,737	$35,862	$—	$13,875	$263	$2,704	$82	$10,533	$7.62	20.3%
(a)Provision for income taxes is the expected tax charge/benefit on the underlying item based on the tax laws and income tax rates applicable to the underlying item in its corresponding tax jurisdiction.
(b)The impact of items affecting comparability on our effective tax rate represents the difference in the effective tax rate resulting from a higher or lower tax rate applicable to the items affecting comparability.
(c)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
Note – Amounts may not sum due to rounding.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
Quarters Ended December 28, 2024 and December 30, 2023
(in millions, unaudited)

	Quarter Ended 12/28/2024
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges	Product recall-related impact	Indirect tax impact	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,647	$—	$107	$9	$—	$—	$—	$1,763
Quaker Foods North America	170	—	7	—	9	3	—	189
PepsiCo Beverages North America	(109)	—	95	1	556	—	—	543
Latin America	528	—	19	—	—	—	218	765
Europe	469	—	40	—	135	—	—	644
Africa, Middle East and South Asia	208	—	7	5	—	—	—	220
Asia Pacific, Australia and New Zealand and China Region	93	—	4	—	4	—	—	101
Corporate unallocated expenses	(756)	(33)	26	—	—	—	—	(763)
Total	$2,250	$(33)	$305	$15	$704	$3	$218	$3,462

	Quarter Ended 12/30/2023
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges	Product recall-related impact	Core, Non-GAAP Measure(a)
Frito-Lay North America	$1,840	$—	$23	$—	$—	$—	$1,863
Quaker Foods North America	40	—	—	—	—	136	176
PepsiCo Beverages North America	408	—	23	4	208	—	643
Latin America	703	—	10	—	—	—	713
Europe	(439)	—	38	—	861	—	460
Africa, Middle East and South Asia	151	—	5	1	—	—	157
Asia Pacific, Australia and New Zealand and China Region	24	—	1	—	59	—	84
Corporate unallocated expenses	(1,044)	59	58	16	—	—	(911)
Total	$1,683	$59	$158	$21	$1,128	$136	$3,185
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
Operating Profit by Division
Years Ended December 28, 2024 and December 30, 2023
(in millions, unaudited)

	Year Ended 12/28/2024
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges	Product recall-related impact	Indirect tax impact	Core, Non-GAAP Measure(a)
Frito-Lay North America	$6,316	$—	$150	$9	$—	$—	$—	$6,475
Quaker Foods North America	303	—	11	—	9	184	—	507
PepsiCo Beverages North America	2,302	—	238	8	556	—	—	3,104
Latin America	2,245	—	51	—	—	—	218	2,514
Europe	2,019	—	123	—	145	—	—	2,287
Africa, Middle East and South Asia	798	—	14	5	—	—	—	817
Asia Pacific, Australia and New Zealand and China Region	811	—	10	—	4	—	—	825
Corporate unallocated expenses	(1,907)	(25)	101	—	—	—	—	(1,831)
Total	$12,887	$(25)	$698	$22	$714	$184	$218	$14,698

	Year Ended 12/30/2023
		Items Affecting Comparability
Operating Profit	Reported, GAAP Measure	Mark-to-market net impact	Restructuring and impairment charges	Acquisition and divestiture-related charges	Impairment and other charges/credits	Product recall-related impact	Core, Non-GAAP Measure(a)
Frito-Lay North America	$6,755	$—	$42	$—	$—	$—	$6,797
Quaker Foods North America	492	—	—	—	—	136	628
PepsiCo Beverages North America	2,584	—	41	16	321	—	2,962
Latin America	2,252	—	29	—	2	—	2,283
Europe	767	—	223	(2)	855	—	1,843
Africa, Middle East and South Asia	807	—	15	2	(7)	—	817
Asia Pacific, Australia and New Zealand and China Region	713	—	8	—	59	—	780
Corporate unallocated expenses	(2,384)	36	88	25	—	—	(2,235)
Total	$11,986	$36	$446	$41	$1,230	$136	$13,875
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.

PepsiCo, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Information (continued)
(unaudited)
Gross Margin Performance Reconciliation

	Quarter Ended		Year Ended
	12/28/2024		12/28/2024
Reported gross margin performance, GAAP measure	(41)	bps	34	bps
Impact of:
Mark-to-market net impact	(7)		(3)
Restructuring and impairment charges	41		13
Impairment and other charges/credits	—		1
Product recall-related impact	(48)		4
Indirect tax impact	79		24
Core gross margin performance, non-GAAP measure (a)	23	bps	72	bps
Operating Margin Performance Reconciliation

	Quarter Ended		Year Ended
	12/28/2024		12/28/2024
Reported operating margin performance, GAAP measure	206	bps	93	bps
Impact of:
Mark-to-market net impact	(33)		(7)
Restructuring and impairment charges	52		27
Acquisition and divestiture-related charges	(2)		(2)
Impairment and other charges/credits	(151)		(57)
Product recall-related impact	(48)		5
Indirect tax impact	79		24
Core operating margin performance, non-GAAP measure (a)	102	bps	83	bps
(a)A financial measure that is not in accordance with GAAP. See pages A-6 through A-7 for further discussion.
Note – Amounts may not sum due to rounding.

Cautionary Statement
Statements in this communication that are “forward-looking statements,” including our 2025 guidance and outlook, are based on currently available information, operating plans and projections about future events and trends. Terminology such as “aim,” “anticipate,” “believe,” “drive,” “estimate,” “expect,” “expressed confidence,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: future demand for PepsiCo’s products; damage to PepsiCo’s reputation or brand image; product recalls or other issues or concerns with respect to product quality and safety; PepsiCo’s ability to compete effectively; PepsiCo’s ability to attract, develop and maintain a highly skilled workforce or effectively manage changes in our workforce; water scarcity; changes in the retail landscape or in sales to any key customer; disruption of PepsiCo’s manufacturing operations or supply chain, including increased commodity, packaging, transportation, labor and other input costs; political, social or geopolitical conditions in the markets where PepsiCo’s products are made, manufactured, distributed or sold; PepsiCo’s ability to grow its business in developing and emerging markets; changes in economic conditions in the countries in which PepsiCo operates; future cyber incidents and other disruptions to our information systems; failure to successfully complete or manage strategic transactions; PepsiCo’s reliance on third-party service providers and enterprise-wide systems; climate change or measures to address climate change and other sustainability matters; strikes or work stoppages; failure to realize benefits from PepsiCo’s productivity initiatives or organizational restructurings; deterioration in estimates and underlying assumptions regarding future performance of our business or investments that can result in impairment charges; fluctuations or other changes in exchange rates; any downgrade or potential downgrade of PepsiCo’s credit ratings; imposition or proposed imposition of new or increased taxes aimed at PepsiCo’s products; imposition of limitations on the marketing or sale of PepsiCo’s products; changes in laws and regulations related to the use or disposal of plastics or other packaging materials; failure to comply with personal data protection and privacy laws; increase in income tax rates, changes in income tax laws or disagreements with tax authorities; failure to adequately protect PepsiCo’s intellectual property rights or infringement on intellectual property rights of others; failure to comply with applicable laws and regulations; and potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations.
For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.